
                     HEALTH AND RETIREMENT PROPERTIES TRUST
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  (Dollars in thousands, except ratio amounts)


                               For the Three
                               Months Ended
                                 March 31,                             For the Years Ended December 31,
                                                   -------------------------------------------------------------------------
                                   1998               1997          1996            1995           1994           1993
                              ----------------     ------------ -------------- --------------- ------------- ---------------
Income before gain on sale
  of properties and                  $ 31,381         $112,204       $ 77,164        $ 61,760      $ 57,878        $ 37,738
  extraordinary items
Fixed charges                          14,181           38,564         23,279          26,218        10,096           6,529
                              ----------------     ------------ -------------- --------------- ------------- ---------------
Adjusted Earnings                    $ 45,562         $150,768       $100,443        $ 87,978      $ 67,974        $ 44,267
                              ================     ============ ============== =============== ============= ===============

Fixed Charges:
Interest expense                     $ 13,651         $ 36,766       $ 22,545        $ 24,274      $  8,965        $  6,217
Amortization of deferred
  financing costs                         530            1,798            734           1,944         1,131             312
                              ----------------     ------------ -------------- --------------- ------------- ---------------
Total Fixed Charges                  $ 14,181         $ 38,564       $ 23,279        $ 26,218      $ 10,096        $  6,529
                              ================     ============ ============== =============== ============= ===============

Ratio of Earnings to Fixed               3.2x             3.9x           4.3x            3.4x          6.7x            6.8x
  Charges
                              ================     ============ ============== =============== ============= ===============

